SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

      Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X| Preliminary Information Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2)))
|_| Definitive Information Statement

                               ULTREXX CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:

      2.    Form, Schedule or Registration No.:

      3.    Filing Party:

      4.    Date Filed:
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                               ULTREXX CORPORATION
                          6100 SOUTH CENTER BLVD. #230
                                SEATTLE, WA 98188
                                 (206) 242-6480

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To our shareholders:

Ultrexx Corporation, will hold a special meeting of its shareholders at its headquarters at 6100 South Center Blvd. #230, Seattle, WA 98188 on May 20, 2001 at 10:00 a.m., local time. At the meeting, you will be asked to approve a proposal to reverse split the outstanding shares of the Company's common stock so that each seven shares of the Company's issued and outstanding common stock will be automatically converted into one share of common stock.

The proposal is more fully described in the information statement that accompanies this notice.

We will also take up any other business that may properly come before the meeting. We do not know of any other business.

Only stockholders of record at the close of business on April 25, 2001, will be entitled to vote on the items we will consider at the meeting.

WE CORDIALLY INVITE YOU TO ATTEND THE MEETING IN PERSON. WE ARE NOT ASKING YOU FOR A PROXY FOR THE MEETING.

Seattle, WA
April 30, 2001

By Order of the Board of Directors


__________________________________
David LeComte, Secretary

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                               ULTREXX CORPORATION
                          6100 SOUTH CENTER BLVD. #230
                                SEATTLE, WA 98188
                                 (206) 242-6480

                              INFORMATION STATEMENT

We are providing this information statement because we will be holding a special meeting of shareholders on May 20, 2001. We are holding the meeting at 6100 Center Blvd. #230, Seattle, WA 98188, at 10:00 a.m. local time. At the meeting, shareholders will be asked to vote on a proposal to reverse split the outstanding shares of the Company's common stock so that each seven shares of the company's issued and outstanding common stock will be automatically converted into one share of common stock.

We are distributing this information statement on or about April 30, 2001.

Management does not intend to present any other items of business at the special meeting, and we do not have any reason to think that anyone else will present any other items of business.

Ultrexx is paying the cost of preparing, printing and mailing the accompanying notice and this information statement.

                          PROPOSED REVERSE STOCK SPLIT

Ultrexx's common stock is traded in the "pink sheets." There is no required minimum price for stocks to trade in the pink sheets. However, Ultrexx is in desperate need of financing. Based on preliminary discussions with possible sources of funding, management believes it is essential to reduce the public "float" of its common stock in order to bring the stock's trading price to a more reasonable level. On February 13, 2001, Ultrexx entered into a letter of intent that would provide some of the needed financing if the transaction is completed. That letter of intent would involve a business combination requiring us to issue additional shares. Discussions are continuing, and there is no assurance that that transaction will be completed. But any other financing transaction will also require a reduction of the public float and a higher price for Ultrexx's shares. Because of our financial situation and the lead time required by SEC and state law notice provisions we cannot delay the needed steps until an agreement is in place. As of April ___, 2001, the closing bid price of the Ultrexx's common stock was $___ per share. In order to increase the bid price of the Company's common stock, Ultrexx's board of directors has adopted a proposal, subject to shareholder approval, to reverse split the shares of the Company's common stock so that each seven issued and outstanding shares would be automatically converted to one share of common stock.

As of the date of this information statement, Ultrexx estimates that it has approximately 320 shareholders. This number includes shares held by central securities depositories and brokerage firms which typically hold securities as nominees for their customers.

The reverse stock split would not eliminate any shareholders since according to the records of Ultrexx's transfer agent no shareholder owns less than seven shares. Any fractional shares resulting from the reverse stock split will be rounded to the nearest whole share.

Ultrexx would still have approximately 320 shareholders after the reverse stock split and would continue to be registered under Section 12(g) of the Securities Exchange Act of 1934.

You should note that a seven for one reverse split of Ultrexx's common stock will not guarantee that the bid price of the Company's common stock, after the reverse split, will be higher than the present bid price. Also, shareholders who will own less than 100 shares of Ultrexx's common stock after the reverse stock split may incur higher brokerage costs if they sell their shares.

                                  VOTE REQUIRED

As of April 20, 2001, there were 19,881,514 outstanding shares of the Ultrexx's common stock, with each share entitled to one vote. A majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting.

The vote of a majority of the Company's issued and outstanding common stock will be needed to adopt the proposal to reverse split Ultrexx's outstanding common stock. The vote of a majority of votes cast at the meeting will be needed to adopt any other proposals to come before the meeting.

Ultrexx's officers and directors intend to vote their shares in favor of the proposal to reverse split the outstanding shares of the Company's common stock.

                           PRINCIPAL SECURITY HOLDERS

The following table sets forth the shareholdings of the Company's officers and directors, and those persons who own more than 5% of the Company's common stock, its only class of outstanding equity securities, as of April 20, 2001. Unless otherwise indicated, the share ownership reflected below represents both record and beneficial ownership.

Name and Address of Beneficial Owner     Shares Owned       Percent of Class
Muralidhara Keshavamurthy                   2,932,576                   14.8%
Ram Menon                                   1,239,141                    6.2%
Manohar Prabhu                              1,839,142                    9.3%
David Le Compte                          1,500,000(4)                    7.9%
Mark Grimes                              2,000,000(5)                    9.8%
Ramanathan R. Krishnan                      1,599,141                    8.0%

All officers and Directors as a group    7,270,359(6)                   35.2%

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(1)   Unless otherwise noted, the Company believes that all Shares are beneficially owned and that all persons named in the table or family members have sole voting and investment power with respect to all Shares owned by them. Unless otherwise indicated, the address of each Stockholder is 6100 South Center Blvd., #230, Seattle, WA 98188.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

(3) Assumes 19,881,514 Shares outstanding plus, for each individual, any securities that specific person has the right to acquire upon exercise of presently exercisable stock options and conversion of debenture shares. Options, warrants, or conversion rights held by persons other than the specific individual for whom an ownership interest percentage is being calculated are not considered in calculating that specific individual's ownership interest percentage.

(4) Includes 325,500 options to purchase shares from the Company, and 1,174,500 options to purchase shares from Messrs. Keshavamurthy, (523,500 shares), Menon (325,500 shares), and Prabhu (325,500 shares). All options are exercisable at $.18 per share and are exercisable anytime before December 31, 2002. The options fully vest on May 1, 2000 and may be extended beyond their expiration date at the election of the Board.

(5) Includes 434,000 options to purchase shares from the Company, and 1,566,000 options to purchase shares from Messrs. Keshavamurthy, (698,000 shares), Menon (434,000 shares), and Prabhu (434,000 shares). All options are exercisable at $.18 per share and are exercisable anytime before December 31, 2002. The options fully vest on May 1, 2000 and may be extended beyond their expiration date at the election of the Board.

(6) Includes the 325,500 options exercisable by Mr. LeCompte and the 434,000 options exercisable by Mr. Grimes before December 31, 2002. The options fully vest on May 1, 2000 and may be extended beyond their expiration date at the election of the Board.

               AVAILABLITY OF REGISTRATION STATEMENT ON FORM 10-SB

The Company's Registration Statement on Form 10-SB will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary to the Company at the address provided on the first page of this information statement.

                              SHAREHOLDER PROPOSALS

Any shareholder proposal which may properly be included in the proxy solicitation material for the 2001 annual meeting of shareholders must be received by the Secretary of the Company no later than August 1, 2001.